UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): October 16, 2013

JPMORGAN CHASE & CO.

(Exact name of registrant as specified in its charter)

Delaware	1-5805	13-2624428
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

270 Park Avenue, New York, NY	10017
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 270-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On October 16, 2013, JPMorgan Chase & Co. (the “Firm”) announced that its subsidiary, JPMorgan Chase Bank, N.A. (“JPMorgan Chase Bank”), had entered into a consent order with the Commodity Futures Trading Commission (the “CFTC”) in resolution of the CFTC’s investigation of trading of credit default swap indices by certain former London-based traders in the Firm’s Chief Investment Office (“CIO”). JPMorgan Chase Bank has agreed to pay a $100 million civil money penalty and to continue to implement enhancements to JPMorgan Chase Bank’s control and supervision systems in connection with swaps trading activities. The CFTC’s action is based on findings of violation concerning CIO trading activity on February 29, 2012 in a particular credit default swap index instrument. The CFTC’s order may be accessed at its website: www.cftc.gov.

On September 19, 2013, the Firm settled several other CIO-related matters with the Securities and Exchange Commission, the Board of Governors of the Federal Reserve System, the Office of the Comptroller of the Currency, and the U.K. Financial Conduct Authority.

Litigation and certain government investigations relating to the CIO, including by the Department of Justice and the Massachusetts Securities Division, remain ongoing.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JPMORGAN CHASE & CO. (Registrant)

By:	/s/ Anthony J. Horan
Anthony J. Horan
Corporate Secretary

Dated: October 16, 2013

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